Exhibit 10.2

Fair Isaac Corporation

2021 Long-Term Incentive Plan

Executive Non-Statutory Stock Option Agreement (U.S.)

Option Terms and Conditions*

1.

Grant of Stock Options. The Company hereby grants to you, subject to the terms and conditions in this Executive Non-Statutory Stock Option Agreement (the “Agreement”) and subject to the terms and conditions of the Plan, an option to purchase the number of Shares specified on the cover page of this Agreement (the “Option”).

2.	Non-Statutory Stock Option. This Option is not intended to be an “incentive stock option” within the meaning of Section 422 of the Code and will be interpreted accordingly.

3.

Vesting and Exercise Schedule. This Option will vest and become exercisable as to the portion of Shares and on the dates specified on the cover page to this Agreement, so long as you remain a Service Provider. The vesting and exercise schedule is cumulative, meaning that to the extent the Option has not already been exercised and has not expired, terminated or been cancelled, you or the person otherwise entitled to exercise the Option as provided in this Agreement may at any time purchase all or any portion of the Shares that may then be purchased under that schedule.

Vesting and exercisability of this Option will be accelerated during the term of the Option if your Service to the Company or any Affiliate terminates because of your death or Disability, as provided in Section 6(e)(2) of the Plan. Vesting and exercisability will also be accelerated under the circumstances described in Section 12(d) of the Plan and may be accelerated (or, as applicable, waived) by action of the Committee in accordance with Sections 3(b)(2), 12(b)(2), 12(b)(3) and 12(c) of the Plan. Vesting and exercisability may also be accelerated upon the occurrence of events and in accordance with the terms and conditions specified in any other written agreement you have with the Company.

4.	Expiration. This Option will expire and will no longer be exercisable at 5:00 p.m. Central Time on the earliest of:

(a)	the expiration date specified on the cover page of this Agreement;

(b)	the expiration of any applicable period specified in Section 6(e) of the Plan during which this Option may be exercised after your termination of Service;

(c)

if the Committee has taken action to accelerate exercisability in accordance with Sections 3(b)(2), 12(b)(3) or 12(c) of the Plan, the expiration of any applicable exercise period specified by the Committee pursuant to such action;

*	To the extent any capitalized term used in this Agreement is not defined, it has the meaning assigned to it in the Plan as the Plan currently exists or as it is amended in the future.

(d)	the date (if any) fixed for cancellation of this Option pursuant to Section 12(b)(2) or 12(d) of the Plan; or

(e)	the expiration of any applicable period specified in any other written agreement you have with the Company providing for accelerated vesting and exercisability.

5.

Service Requirement. Except as otherwise provided in Section 6(e) of the Plan, and as may otherwise be provided by action of the Committee in accordance with Sections 12(b)(3) or 12(c) of the Plan, this Option may be exercised only while you continue to provide Service to the Company or an Affiliate as a Service Provider, and only if you have continuously provided such Service since the date this Option was granted.

6.

Leave of Absence. Your Service will be deemed continuing while you are on a leave of absence approved by the Company in writing or guaranteed by applicable law or other written agreement you have entered into with the Company (an “Approved Leave”). If you do not resume providing Service following your Approved Leave, your Service will be deemed to have terminated upon the expiration of the Approved Leave.

7.

Exercise of Option. Subject to Section 5 of this Agreement and to the Company’s policies governing trading in its securities, the vested and exercisable portion of this Option may be exercised through use of the account maintained for you at E*TRADE or another automated electronic platform approved by the Company or through delivery to the Company’s Stock Administration office of written notification of exercise that states the number of Shares to be purchased and is signed or otherwise authenticated by the person exercising this Option. If the person exercising this Option is not the Optionee, he or she also must submit appropriate proof of his or her right to exercise this Option.

8.

Payment of Exercise Price. When you submit your notice of exercise pursuant to Section 7 of this Agreement, you must include payment of the exercise price of the Shares being purchased through one or a combination of the following methods:

(a)	your personal check, a cashier’s check or money order;

(b)

to the extent permitted by law, a broker-assisted cashless exercise in which you irrevocably instruct a broker to deliver proceeds of a sale of all or a portion of the Shares for which the Option is being exercised to the Company in payment of the exercise price of such Shares, and, to the extent consistent with Section 9 of this Agreement, in payment of Tax-Related Items (as defined below);

(c)

by delivery to the Company or its designated agent of unencumbered Shares having an aggregate Fair Market Value on the date of exercise equal to the exercise price of the Shares for which the Option is being exercised; or

(d)

by a reduction in the number of Shares to be delivered to you upon exercise, such number of Shares to be withheld having an aggregate Fair Market Value on the date of exercise equal to the exercise price of the Shares for which the Option is being exercised.

However, if the Committee determines, in any given circumstance, that payment of the exercise price with Shares pursuant to subsection (c) above or by authorizing the Company to retain Shares pursuant to subsection (d) above is undesirable for any reason, you will not be permitted to pay any portion of the exercise price in that manner. Moreover, if the Committee determines that payment of the exercise price by one of the methods specified above is required or desirable for legal or administrative reasons, you will be required to pay the exercise price by such method.

9.

Tax Consequences and Withholding. You acknowledge that, regardless of any action taken by the Company, the ultimate liability for all income tax, social insurance, payroll tax, payment on account, or other tax-related items related to your participation in the Plan and legally applicable to you (the “Tax-Related Items”) is and remains your responsibility and may exceed the amount, if any, actually withheld by the Company. You further acknowledge that the Company (a) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including but not limited, the grant, vesting or exercise of the Option or subsequent sale of Shares acquired at exercise, and (b) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you are subject to Tax-Related Items in more than one jurisdiction, you acknowledge that the Company (or your employer, if different) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, you agree to make arrangements acceptable to the Company to satisfy all Tax-Related Items. In this regard, you authorize the Company (or its agent), at its discretion, to satisfy any withholding obligation for the Tax-Related Items by one of the following methods:

(i) withholding from proceeds of the sale of Shares acquired at exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization without further consent);

(ii) delivery of your authorization to E*TRADE (or another broker designated by the Company) to transfer to the Company from your account at such broker the amount of such Tax-Related Items;

(iii) withholding from your wages or other cash compensation paid to you by the Company; and/or

(iv) any other method approved by the Company and permitted under applicable law.

Depending on the withholding method and to the extent permitted under the Plan and applicable law, the Company may withhold for Tax-Related Items by considering minimum statutory withholding rates or up to the maximum rate applicable in your jurisdiction. In the event of any over-withholding, you will have no entitlement to the over-withheld amount in Shares and such amounts will be refunded to you in cash in accordance with applicable law.

The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if you fail to comply with your obligations in connection with the Tax-Related Items.

10.

Delivery of Shares. As soon as practicable after the Company receives the notice of exercise and exercise price provided for above and determines that all conditions to exercise and delivery of Shares, including the Tax-Related Items withholding provisions of Section 9 and the compliance provisions of Section 18 of this Agreement, have been satisfied, it will arrange for the delivery of the Shares being purchased. Delivery of the Shares shall be effected by the electronic delivery of the Shares to a brokerage account maintained for you at E*TRADE (or another broker designated by the Company), or by another method provided by the Company. All Shares so issued will be fully paid and nonassessable. Until June 5, 2028, the Participant must retain and not transfer the Shares resulting from the exercise of this Option, except for Shares that are sold or withheld to pay any applicable exercise price for this Option or to satisfy any tax obligations, including withholding taxes, arising in connection with the exercise of this Option.

11.

Transfer of Option. During your lifetime, only you (or your guardian or legal representative in the event of legal incapacity) may exercise this Option except in the case of a transfer described below. You may not assign or transfer this Option other than (a) a transfer upon your death in accordance with your will, by the laws of descent and distribution or pursuant to a beneficiary designation submitted in accordance with Section 6(d) of the Plan, (b) pursuant to a qualified domestic relations order, or (c) by gift to any “family member” (as defined in General Instruction A.1(a)(5) to Form S-8 under the Securities Act of 1933). Following any such transfer, this Option shall continue to be subject to the same terms and conditions that were applicable to this Option immediately prior to its transfer and may be exercised by such permitted transferee as and to the extent that this Option has become exercisable and has not terminated in accordance with the provisions of the Plan and this Agreement.

12.

No Shareholder Rights Before Delivery of Shares. Neither you nor any permitted transferee of this Option will have any of the rights of a shareholder of the Company with respect to any Shares subject to this Option until such Shares have been delivered to you or your permitted transferee pursuant to Section 11 of this Agreement. No adjustments shall be made for dividends or other rights if the applicable record date occurs before such delivery has been effected, except as otherwise described in the Plan.

13.

Discontinuance of Service. This Agreement does not give you a right to continued Service with the Company or any Affiliate, and the Company or any such Affiliate may terminate your Service at any time and otherwise deal with you without regard to the effect it may have upon you under this Agreement.

14.

Governing Plan Document. This Agreement and Option are subject to all the provisions of the Plan, and to all interpretations, rules and regulations which may, from time to time, be adopted and promulgated by the Committee pursuant to the Plan. If there is any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan will govern.

15.

No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Shares. You understand and agree that you should consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

16.

Choice of Law and Venue. This Option and Agreement will be interpreted and construed in accordance with and governed by the laws of the laws of the State of Minnesota and you agree to the exclusive venue and jurisdiction of the State and Federal Courts located in Hennepin County, Minnesota and waive any objection based on lack of jurisdiction or inconvenient forum. Any action relating to or arising out of this Plan must be commenced within one year after the cause of action accrued. This provision will not apply to you if you primarily reside and work in California.

17.	Binding Effect. This Agreement will be binding in all respects on your heirs, representatives, successors and assigns, and on the successors and assigns of the Company.

18.

Compliance with Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company shall not be required to deliver any Shares issuable upon exercise of the Option prior to the completion of any registration or qualification of the shares under any U.S. federal, state or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. You understand that the Company is under no obligation to register or qualify the Shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, you agree that the Company shall have unilateral authority to amend the Agreement without your consent to the extent necessary to comply with securities or other laws applicable to the issuance of the Shares.

19.

Insider Trading Policy. You acknowledge that you are subject to the Company’s insider trading policy as set forth in the “Statement of Company Policy as to Trades in the Company’s Securities By Company Personnel and Confidential Information,” and you are responsible for ensuring compliance with the restrictions and requirements therein. Further, you may be subject to U.S. insider trading restrictions and/or market abuse laws, which may affect your ability to accept, acquire, sell or otherwise dispose of Shares or rights to Shares (e.g., the Option) or rights linked to the value of Shares during such times as you are considered to have “inside information” regarding the Company (as defined by the laws in the U.S.). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s insider trading policy.

20.

Imposition of Other Requirements. The Company reserves the right to impose other requirements on your participation in the Plan, on the Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

21.

Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

22.

Compensation Recovery Policy. Notwithstanding any other provisions in the Plan or this Agreement, any Options which are subject to recovery under any law, government regulation, stock exchange listing requirement or recoupment policy adopted by the Company will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation, stock exchange listing requirement or recoupment policy adopted by the Company (including, but not limited to, a policy adopted by the Company in response to any such law, government regulation or stock exchange listing requirement).

23.

Waiver. You acknowledge that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by you or any other Participant.

24.

Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

By accepting this Option in the manner prescribed by the Company, you agree to all the terms and conditions described in this Agreement and in the Plan document.

PARTICIPANT	FAIR ISAAC CORPORATION

By:
William J. Lansing	Title:	Executive Vice President, General Counsel and Secretary